Exhibit 10.1
ARRIS GROUP, INC.
                                         PLAN
NONQUALIFIED STOCK OPTION
Participant:
No. of Shares subject to
Nonqualified Stock Option:
Exercise Price:
     THIS NONQUALIFIED STOCK OPTION (this “Option”) dated as of the ___ day of                     , 20___, is made by ARRIS Group, Inc., a Delaware corporation (the “Company”), to the participant named above (the “Participant”), pursuant and subject to the provisions of the plan referenced above (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan. Paragraph 21 of this Option provides definitions of additional terms used herein.
1. Grant of Option. Pursuant to the Plan, the Company, on                     , 20___ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of the number of shares of the common stock of the Company, par value $0.01 per share (“Shares”), set forth above, at the exercise price per Share set forth above. Such price per Share is not less than the Fair Market Value of a Share on the Date of Grant. This Option is exercisable as hereinafter provided.
2. Terms and Conditions. This Option is subject to the following terms and conditions:
(a) Expiration Date. This Option shall expire at 11:59 p.m. on                      ___, 20___ (the “Expiration Date”) or such earlier time as set forth in paragraphs 3, 4, 5 or 6 of this Option.
(b) Exercise of Option. Except as provided in the Plan and in paragraphs 3, 4, 5 or 6 of this Option, this Option shall become exercisable (“Vest”) at the time or times set forth on Exhibit A attached hereto. If a Participant ceases to be employed by the Company or any Affiliate for any reason (except as may be provided on Exhibit A), all Options that are not then Vested shall be forfeited, without any payment whatsoever to the Participant. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to paragraphs 3, 4, 5 or 6 of this Option or until the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise the Option with respect to the remaining Shares, subject to the conditions of the Plan and this Option.
(c) Method of Exercise and Payment for Shares. This Option shall be exercised by delivering written notice of exercise to the attention of the Company’s Secretary at the Company’s address specified in paragraph 14 below. The exercise date shall be the date of delivery of the notice of exercise. Such notice must be accompanied by payment of the Option price and any applicable income and employment tax withholding obligations in full. The Participant may pay part or all of the Option price and any applicable withholdings (i) in cash, (ii) by certified or bank cashier’s check, (iii) by surrendering Shares to the Company that the Participant already owns, (iv) by a cashless exercise through a broker, (v) by any other method the Committee authorizes (which can include net exercises) or (vi) by any combination of the aforementioned methods of payment. If Shares are used to pay part or all of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the Shares for which the Option is being exercised.
(d) Transferability. This Option is non-transferable by will or the laws of descent and distribution. During the Participant’s lifetime only the Participant may exercise this Option. No right or interest of the Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.
3. Exercise in the Event of Death. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date of the Participant’s death, reduced by the number of Shares for which the Participant previously exercised the Option, in the event the Participant dies while employed by the Company or any Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 4, 5 or 6 of this Option. In that event, this Option may be exercised by the Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within one year of the date the Participant dies, whichever period is shorter.
4. Exercise in the Event of Disability. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant becomes Disabled, reduced by the number of Shares for which the Participant previously exercised the Option, if the Participant becomes Disabled while employed by the Company or any Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3, 5 or 6 of this Option. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within one year of the date he ceases to be employed by the Company or any Affiliate on account of being Disabled, whichever period is shorter.
5. Exercise After Termination of Employment. This Option shall be exercisable for all or part of the number of Shares that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant ceases to be employed by the Company or any Affiliate, reduced by the number of Shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by the Company or any Affiliate other than on account of death, becoming Disabled or being terminated by the Company or any Affiliate for Cause prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3, 4 or 6 of this Option. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to be employed by the Company or any Affiliate, whichever period is shorter.

6. Termination of Employment for Cause. Notwithstanding any other provision of this Option, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and this Option will not be exercisable for any number of Shares (even if the Option previously became exercisable), on and after the time the Participant is discharged from employment with the Company or any Affiliate for Cause.
7. Securities Law Restrictions.
(a) Notwithstanding any other provision of this Option, the Option shall not be exercisable and no shares of Common Stock shall be issued, except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing Shares issued pursuant to the Option may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. The Option shall not be exercisable and no shares of Common Stock shall be issued until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
(b) Notwithstanding any other provision of this Option, the Committee may postpone the exercise of the Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to the Option under the securities laws; (ii) to take any action in order to (A) list such Shares on a stock exchange if the Shares are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; (iii) to determine that such Shares in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan Option or covenant or other Option to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of the Option or any provision of the Plan to recognize the grant, exercise or vesting of the Option or to issue Shares in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Option (unless expressly agreed to by the Company) and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to the Participant or to any other person with respect to Shares as to which the Option shall lapse because of such postponement.

8. Additional Restrictions. The Participant can only become Vested in the shares of Restricted Stock during the Participant’s lifetime. Neither this grant of Restricted Stock nor the Participant’s right or interest in any shares of Restricted Stock shall be liable for, or subject to, any lien, obligation or liability of the Participant. To the extent that the Company adopts, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or otherwise, a plan generally applicable to the company’s senior management that provides for the forfeiture or repayment of bonuses, incentive-based or equity-based compensation or proceeds from the sale of Company securities, as a result of non-compliance with securities laws or other misconduct, whether by the Participant or some other person, the Options, Shares and proceeds there from shall be subject to forfeiture or repayment in accordance wit the terms of such plan.
9. Non-Competition and Non-Solicitation Agreement. By accepting this Option, the Participant agrees as follows:
(a) During employment and for a period of four (4) months from the date of termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, directly or indirectly, compete with the Company or any Affiliate by providing to any entity that is in a Competing Business services substantially similar to the services provided by the Participant at the time of termination.
(b) During employment and for a period of two (2) years after the termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its Affiliates (known by the Participant to be such) to leave the employment of the Company or its Affiliates, nor shall the Participant use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Affiliate concerning the name and addresses of the Company’s or any Affiliate’s employees.
If the Participant violates any of the provisions of (a) or (b) of this paragraph 8, the Participant shall pay the Company any profits the Participant received upon exercise of the Option, provided that the Option was exercised subsequent to six months prior to termination of the Participant’s employment.
10. Agreement to Terms of the Plan and Option. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Option, and by accepting this Option (which acceptance shall conclusively be evidenced either by the failure of Participant to promptly reject this Option following receipt or Participant’s acceptance of any benefits hereunder) agrees to be bound by their terms and conditions.
11. Minimum Exercise. This Option may not be exercised for less than 100 Shares unless it is exercised for the full number of Shares for which it is then exercisable.

12. Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share, such fractional Share shall be rounded up to the nearest whole share.
13. Change in Capital Structure. The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, subdivisions or consolidations of Shares, reorganizations, recapitalizations, spin-offs or other similar changes in capitalization.
14. Notice. Any notice or other communication given pursuant to this Option, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses or such other address as the addressee may provide to the other party in writing:

If to the Company:	ARRIS Group, Inc. 3871 Lakefield Drive Suwanee, Georgia 30024 Attn: Secretary

If to the Participant:	The address of the Participant as it appears in the employment records of the Company
15. No Right to Continued Employment. This Option does not confer upon the Participant any right with respect to continued employment by the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time without assigning a reason therefor.
16. No Stockholder Rights. The Participant shall not have any rights as a stockholder with respect to Shares subject to the Option until the date of exercise of the Option and the issuance of the Shares that are being acquired.
17. Binding Effect. Subject to the limitations stated above and in the Plan, this Option shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.
18. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Option, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
19. Governing Law. This Option shall be governed by the laws of the State of Delaware, except to the extent federal law applies.
20. Tax Consequences and Section 409A. The Participant acknowledges that there may be tax consequences upon the acquisition and disposition of Shares acquired upon exercise of the Option, and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Option is intended to be exempt from the requirements of Section 409A of the Code. Notwithstanding the preceding, the Company and its Affiliates shall not be liable to the

Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that this Option is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.
21. Amendment or Termination. This Option may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Company, but only to the extent permitted under the Plan.
22. Definitions. For purposes of this Option, the following words shall have the meanings set forth below:
(a) “Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
(b) “Cause” shall have the same meaning as under any employment agreement between the Company or any Affiliate and the Participant or, if no such employment agreement exists or if such employment agreement does not contain any such definition, Cause means Participant’s termination of employment by the Company or any Affiliate by reason of his or her misconduct in respect of the Participant’s dishonesty, disloyalty, insubordination, unsatisfactory performance, or failure to follow policies, rules, or procedures of the Company or Affiliate.
(c) “Change in Control” means (1) any Person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the members of the board of directors of the corporation and any new director, whose election to the board or nomination for election to the board of directors by the corporation’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors (for this purpose “corporation” shall be determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vi)(A)(2)); or (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (4) the sale or disposition of all or substantially all of the Company’s assets during a period of twelve (12) consecutive months to any Person. Whether a Change in Control shall have occurred shall be determined in accordance with Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.

(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Competing Business” means any business that engages, in whole or in part, in the equipment and supply for broadband communications systems in the United States.
(f) “Disabled” means fully and permanently disabled within the meaning of the Company’s group long-term disability plan then in effect. The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Option.
(g) “Fair Market Value” means, on any given date, the fair market value of a Share as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the Shares are traded on any national stock exchange or quotation system, the Fair Market Value of a Share shall be the closing price of a Share as reported on such stock exchange or quotation system on such date, or if the Shares are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the Shares were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and the Participant.
     IN WITNESS WHEREOF, the Company has caused this Option to be signed by a duly authorized officer.

COMPANY:

ARRIS GROUP, INC.

By:

Name:

Title:

EXHIBIT A
Vesting Provisions
Except as provided in paragraphs 3, 4, 5 or 6 of the Grant, this Option shall Vest as set forth below. For purposes of the Grant, including the vesting provisions in this Exhibit A, the Participant will be deemed to have terminated employment as of his or her last day of active work for the Company and its Affiliates; provided, however, that the Participant shall be deemed to be actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to military leave. To the extent, under General Vesting below, both Service-Based Vesting and Performance-Based Vesting are indicated, Vesting shall occur only to the extent both Vesting conditions are met.
1. General Vesting
Service-Based Vesting
[       ] The Options shall Vest as set forth below:

Percentage of Options That Vest	Vesting Date

Performance-Based Vesting
[       ] The Option shall Vest with respect to the percentage of Shares set forth below with respect to each applicable vesting date, provided that, at each such time, (a) the Participant is still employed by the Company or any Affiliate and (b) the performance measures set forth below have been met and certified by the Committee. [Notwithstanding the foregoing, if the applicable performance measures are not met at a specified vesting date, but the cumulative performance measures are met at a subsequent vesting date, then the Option shall Vest with respect to that percentage of Shares specified for the applicable vesting date plus the percentage of Shares for prior vesting dates that did not become Vested solely because of a failure to meet the performance measures for the prior vesting dates.]

		Percentage of Shares	[Cumulative
		for which Option may	Performance
Vesting Date	Performance Target	be Exercised	Target]

2. Accelerated Vesting
Accelerated Vesting on Death
[       ] Notwithstanding the foregoing, the Option shall Vest with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant dies while still employed by the Company or any Affiliate.
Accelerated Vesting on Disability
[       ] Notwithstanding the foregoing, the Option shall Vest with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant becomes Disabled while still employed by the Company or any Affiliate.
Accelerated Vesting on Retirement
[       ] Notwithstanding the foregoing, the Option shall Vest with respect to one-hundred percent (100%) of the Shares subject to the Option if the Participant voluntarily terminates employment with the Company and its Affiliates after reaching age ___.
Accelerated Vesting on Change in Control
[       ] Notwithstanding the foregoing, the Option shall Vest with respect to one hundred percent (100%) of the Shares subject to the Option (a) if, following a Change in Control, Participant is discharged from employment with the Company or any Affiliate other than for Cause or (b) as otherwise provided in any employment agreement between the Company or any Affiliate and the Participant..